UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 4, 2015

A. SCHULMAN, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-7459	34-0514850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3637 Ridgewood Rd. Fairlawn, Ohio	44333
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 666-3751

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On May 4, 2015, A. Schulman, Inc. (the “Company”) issued a press release (the “Press Release”) relating to the Company’s proposed offering of $375 million aggregate principal amount of Senior Notes due 2023 (the “Notes”), pursuant to a confidential offering memorandum in a private placement under Rule 144A and Regulation S of the Securities Act of 1933 (the “Securities Act”). A copy of the Press Release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Neither the Press Release nor this Current Report on Form 8-K constitutes an offer to sell or the solicitation of an offer to buy the Notes. The Notes and related guarantees are being offered only to qualified institutional buyers in reliance on the exemption from registration set forth in Rule 144A under the Securities Act, and outside the United States to non-U.S. persons in reliance on the exemption from registration set forth in Regulation S under the Securities Act. The Notes and the related guarantees have not been registered under the Securities Act, or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from the Securities Act and applicable state securities or blue sky laws and foreign securities laws.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release announcing launch of notes offering

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A. Schulman, Inc.

May 4, 2015	By:	/s/ David C. Minc
	Name:	David C. Minc
	Title:	Vice President, Chief Legal Officer and Secretary

Exhibit Index

Exhibit Number	Description

99.1	Press Release announcing launch of notes offering

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